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                                                                    EXHIBIT 99.5

For more information:
Investor Relations                                   Media Relations
Jim DeNike                                           Colleen Beauregard
Corixa Corporation                                   Waggener Edstrom Bioscience
206.754.5716                                         503.443.7000
denike@corixa.com                                    colleenb@wagged.com

FOR IMMEDIATE RELEASE

           CORIXA ANNOUNCES CLOSING OF PREVIOUSLY ANNOUNCED FINANCINGS

             Gross Proceeds From Two Transactions Total $115 Million

SEATTLE, JUNE 13, 2003 -- Corixa Corporation (NASDAQ: CRXA), a developer of immunotherapeutics, today announced that on June 13, 2003 it closed two previously announced financing transactions - a $30 million equity private placement and an $85 million private placement of 4.25 percent Convertible Subordinated Notes due 2008 - for aggregate gross proceeds from both transactions of $115 million.

"These financings will provide us resources to continue to pursue our commitment to the rapid development of validated drug candidates and product commercialization," said Steven Gillis, Ph.D., chairman and chief executive officer of Corixa. "With these resources in place, we believe we are well positioned to execute on our commercialization strategy."

About the $30 Million Equity Private Placement

Under the terms of the agreement previously announced on June 9, 2003, Corixa has sold 3,719,085 newly issued shares of Corixa common stock to Sprout Group at a purchase price of $8.044 per share. For an additional $.125 per underlying share, Sprout Group investors have also purchased five-year warrants to purchase a total of 669,435 shares of common stock at an exercise price of $8.044 per share. Pacific Growth Equities, LLC acted as the placement agent for this financing transaction. In total, Sprout is investing $45 million, including $30 million in private equity and an additional $15 million in the private placement of convertible subordinated notes.

In addition, Ron Hunt, partner at Sprout Group, has joined Corixa's board of directors. Mr. Hunt has extensive experience in the pharmaceutical industry, having served in sales and marketing positions at Johnson & Johnson and SmithKline Beecham (now GlaxoSmithKline) and as a consultant to large pharmaceutical clients. A member of the Sprout team since 1998, Mr. Hunt focuses on investments in biotechnology and other healthcare technologies.

About the $85 Million Private Placement of 4.25 Percent Convertible Subordinated Notes Corixa also announced on June 10, 2003 that it had executed a definitive note purchase agreement for the private placement of approximately $85 million of 4.25 percent Convertible Subordinated Notes due 2008 through an offering to qualified institutional buyers pursuant to

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Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").
The closing of the note transaction also closed on June 13, 2003.

The notes will be convertible at the option of the holder into Corixa common stock at a conversion price of $9.175, subject to adjustment in certain circumstances. At the initial conversion price, each $1,000 in principal amount of notes will be convertible into approximately 108.9918 shares of Corixa common stock. The initial conversion price represents a 25 percent premium over the last reported sale price of Corixa common stock on June 9, 2003, which was $7.34 per share. The notes will be subordinate to existing and future senior indebtedness of Corixa. Corixa has also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $15 million in principal amount of the notes.

Corixa plans to use the net proceeds from both transactions for research and development and general corporate purposes, including working capital.

The notes and the common stock issuable upon conversion of the notes to be offered, and the common stock to be issued in connection with the equity private placement, have not been registered under the Securities Act, or any state securities laws, and unless so registered, the notes and common stock issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT CORIXA

Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a standalone basis. Corixa currently has multiple programs in clinical development, including several product candidates that have advanced to and through late stage clinical trials.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Mont., and South San Francisco. For more information, please visit Corixa's Web site at www.corixa.com.

ABOUT SPROUT GROUP

The Sprout Group is one of the oldest and largest venture capital firms in the United States. Since 1969, Sprout has helped finance more than 300 companies with combined sales exceeding $40 billion and currently manages $3 billion in committed capital. With offices in Menlo Park and New York, Sprout focuses on helping to grow companies in the healthcare technology and information technology sectors. Sprout's healthcare team is actively investing in medical devices, biopharmaceutical, life sciences tools and life sciences software companies at all stages of growth. Representative examples include: Adolor, Affymax, Focus Technologies, Intrinsic Therapeutics, ISTA Pharmaceuticals, Nuvelo, NxStage Medical, Pathology Partners, Phase Forward, Picoliter, Prometheus, Sirna, Spiration, Spotfire, TolerRx, Vasca, Visiogen and VNUS Medical Technologies. Sprout Group is a venture capital affiliate of Credit Suisse First Boston.

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For further information on the Sprout Group, please visit its web site at
http://www.sproutgroup.com.

ABOUT PACIFIC GROWTH EQUITIES

Pacific Growth Equities is an employee-owned investment banking and institutional brokerage firm specializing in emerging growth companies. With offices in San Francisco and Boston, the firm's principal areas of focus are life sciences, technology and consumer growth. Pacific Growth Equities offers a full range of investment banking and institutional brokerage services including public equity offerings, private equity offerings, proprietary sell-side research, and M&A and strategic advisory services. For more information, please visit the website at www.pacificgrowthequities.com. Member NASD, SIPC.

CORIXA FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about our use of proceeds from these financings to execute our commercialization strategy, and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, the risk that we are unable to execute our commercialization strategy and the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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